UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2022

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Sorrento Therapeutics, Inc. (“Sorrento” or the “Company”) has been engaged in arbitration before the American Arbitration Association against NantCell, Inc. (“NantCell”) and Immunotherapy NANTibody LLC (“NANTibody”) relating to alleged breaches of the April 21, 2015 Exclusive License Agreement entered into between the Company and NantCell and the June 11, 2015 Exclusive License Agreement entered into between the Company and NANTibody (the “NantCell/NANTibody Arbitration”).

On December 2, 2022, the arbitrator in the NantCell/NANTibody Arbitration issued an award granting contractual damages and pre-award interest in the amounts of $156,829,562 to NantCell and $16,681,521 to NANTibody, exclusive of post-award, prejudgment interest, which will accrue at 9% per annum (the “Award”). The Company believes the Award was wrongly decided and is evaluating next steps, including, among other things, potential grounds to vacate, modify, or correct the Award under applicable law.

The Award also held that Sorrento has no further obligations under the Exclusive License Agreement with NANTibody. The Exclusive License Agreement with NantCell remains in effect only with respect to one anti-PD-L1 antibody that previously was delivered by Sorrento to NantCell. Sorrento has no further obligation to contribute any materials or know-how to NantCell with respect to that antibody, but will receive potential future royalties on future net sales. The Company continues to hold 40% of the outstanding equity of NANTibody.

The Award is limited to the NantCell/NANTibody Arbitration and does not resolve the additional, previously disclosed legal proceedings brought by Sorrento against Patrick Soon-Shiong and entities controlled by him, which remain pending.

Specifically, as previously disclosed, in April 2019, the Company filed an arbitration demand against NantPharma, LLC (“NantPharma”) and its Chief Executive Officer Patrick Soon-Shiong, seeking several hundred million dollars in damages for alleged breaches of the Stock Sale and Purchase Agreement, dated May 14, 2015, entered into between NantPharma and the Company, arising out of NantPharma’s purchase of the drug Cynviloq™ from the Company in May 2015. Sorrento’s claims against NantPharma remain pending before the American Arbitration Association, and have been submitted to the arbitrator for a decision, which is currently expected later this year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: December 5, 2022	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer